Exhibit 99.1

URBAN OUTFITTERS, INC.

Second Quarter Results

Philadelphia, PA – August 25, 2020

For Immediate Release	Contact:	Oona McCullough
Director of Investor Relations
(215) 454-4806

URBN’s Q2 Profits Rebound Sharply

PHILADELPHIA, PA, August 25, 2020 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands comprised of the Anthropologie, BHLDN, Free People, Terrain, Urban Outfitters, Nuuly and Menus & Venues brands, today announced net income of $34 million and earnings per diluted share of $0.35 for the three months ended July 31, 2020. For the six months ended July 31, 2020, net loss was $104 million and loss per diluted share was $1.06.

Total Company net sales for the three months ended July 31, 2020, decreased 16.5% over the same period last year to $803 million. Comparable Retail segment net sales decreased 13%, driven by negative retail store sales due to stores being closed for part of the quarter and lower store productivity once opened, partially offset by strong double-digit growth in the digital channel. By brand, comparable Retail segment net sales increased 11% at Free People and decreased 8% at Urban Outfitters and 25% at the Anthropologie Group. Total Retail segment net sales decreased 14%. Wholesale segment net sales decreased 51%.

“I’m pleased to announce URBN produced solid revenues and profits for the second quarter driven by strength in the digital channel,” said Richard A. Hayne, Chief Executive Officer. “Notably, all brands were profitable and enter the fall selling season with lean inventories and positive momentum,” finished Mr. Hayne.

Net sales by brand and segment for the three and six-month periods were as follows:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2020	2019	2020	2019
Net sales by brand
Anthropologie Group	$295,126	$394,280	$529,201	$749,268
Urban Outfitters	323,889	355,045	561,209	671,851
Free People	178,019	205,940	285,683	392,131
Menus & Venues	1,560	7,064	4,714	13,492
Nuuly	4,672	—	10,942	—
Total Company	$803,266	$962,329	$1,391,749	$1,826,742

Net sales by segment
Retail Segment	$757,471	$878,693	$1,318,703	$1,661,256
Wholesale Segment	41,123	83,636	62,104	165,486
Subscription Segment	4,672	—	10,942	—
Total Company	$803,266	$962,329	$1,391,749	$1,826,742

For the three months ended July 31, 2020, the gross profit rate decreased to 29.6% from 32.8% in the prior year’s comparable period. Gross profit dollars decreased 24.6% to $238.0 million from $315.9 million. The decrease in gross profit rate was primarily due to an increase in delivery and logistics expense due to penetration of the digital channel, followed by store occupancy expense rate deleverage. The deleverage in store occupancy expense was due to store closures during the quarter as well as lower store sales productivity once stores reopened. Merchandise markdowns were lower in the quarter while initial merchandise mark-up rate was flat versus the prior year’s comparable period. Both the Urban Outfitters and Free People brands delivered record low markdown rates in the quarter. Lastly, due to disciplined inventory control and better than planned product performance, inventory reserves for the Retail and Wholesale segments were reduced by $21.7 million in total during the quarter versus the prior year’s comparable period. For the six months ended July 31, 2020, the gross profit rate decreased to 18.0% from 32.0% versus the prior year’s comparable period. The decrease in the gross profit rate was primarily driven by an increase in delivery and logistics expense due to penetration of the digital channel, followed by store occupancy expense rate deleverage. The deleverage in store occupancy expense was due to mandated store closures as well as lower store sales productivity once stores reopened. Additionally, during the six months ended July 31, 2020, the Company recorded a $21.7 million year-over-year increase in inventory obsolescence reserves and a $14.5 million store impairment charge.

As of July 31, 2020, total inventory decreased by $88.3 million, or 20.1%, on a year-over-year basis. Comparable Retail segment inventory decreased 14% at cost. The decrease in inventory was due to a 14% decrease in Retail segment inventory and a 53% decrease in Wholesale segment inventory.

For the three months ended July 31, 2020, selling, general and administrative expenses decreased by $69.2 million, or 29.1%, compared to the prior year’s comparable period and expressed as a percentage of net sales, leveraged by 372 basis points. The leverage and decrease in selling, general and administrative expenses for the three months ended July 31, 2020, was primarily related to disciplined store payroll management, overall expense control measures and the benefit of COVID-19 related government relief packages. Digital marketing expenses grew during the quarter to support strong digital channel sales and customer growth. For the six months ended July 31, 2020, selling, general and administrative expenses decreased by $87.7 million, or 18.8%, compared to the prior year’s comparable period and expressed as a percentage of net sales, deleveraged by 169 basis points. The deleverage was primarily driven by an increase in digital marketing expenses in order to support strong digital channel sales and customer growth. The decrease in selling, general and administrative expenses for the six months ended July 31, 2020, was primarily due to disciplined store payroll management, overall expense control measures and the benefit of COVID-19 related government relief packages.

The Company’s effective tax rate for the three months ended July 31, 2020, was 50.1% compared to 26.0% in the prior year period. The Company’s effective tax rate for the six months ended July 31, 2020, was a benefit of 19.8% compared to an expense of 25.2% in the prior year period. The increase in expense for the three months ended July 31, 2020, was due to the partial reversal of the tax benefit recorded in the three months ended April 30, 2020, based on the improved company performance in the second quarter. The change in the effective tax rate for the six months ended July 31, 2020, was primarily driven by the year-to-date operating loss compared to operating income in the prior year period.

Net income for the three months ended July 31, 2020, was $34 million and earnings per diluted share was $0.35. Net loss for the six months ended July 31, 2020, was $104 million and loss per diluted share was $1.06.

On August 22, 2017, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. The Company did not repurchase any shares during the second quarter, while during the six months ended July 31, 2020, the Company repurchased and subsequently retired 0.5 million common shares for approximately $7 million under this program. These shares were repurchased prior to the known spread of the coronavirus pandemic in the United States which forced the Company to close its stores for an extended period of time. During the year ended January 31, 2020, the Company repurchased and subsequently retired 8.1 million common shares for approximately $217 million under this program. On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a new share repurchase program. As of July 31, 2020, 25.9 million common shares were remaining under the programs.

During the six months ended July 31, 2020, the Company opened a total of five new retail locations including: three Urban Outfitters stores and two Anthropologie Group stores; and closed four retail locations including: three Urban Outfitters stores and one Free People store. During the six months ended July 31, 2020, three Urban Outfitters franchisee-owned stores and one Free People franchisee-owned store were closed.

Urban Outfitters, Inc., offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 248 Urban Outfitters stores in the United States, Canada and Europe and websites; 233 Anthropologie Group stores in the United States, Canada and Europe, catalogs and websites; 143 Free People stores in the United States, Canada and Europe, catalogs and websites, 11 Menus & Venues restaurants, 2 Urban Outfitters franchisee-owned stores and 1 Anthropologie Group franchisee-owned store, as of July 31, 2020. Free People, Anthropologie Group and Urban Outfitters wholesale sell their products through approximately 2,300 department and specialty stores worldwide, digital businesses and the Company’s Retail segment.

A conference call will be held today to discuss second quarter results and will be webcast at 5:30 pm. ET at: https://edge.media-server.com/mmc/p/9nrrdtyy

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the impacts of the coronavirus (COVID-19) pandemic, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and worldwide political events and the resultant impact on consumer spending patterns, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions or public health crises such as the coronavirus (COVID-19) pandemic, increases in labor costs, increases in raw material costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, the departure of one or more key senior executives, import risks, changes to U.S. and foreign trade policies, including the enactment of tariffs, border adjustment taxes or increases in duties or quotas, the closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, risks associated with digital sales, our ability to maintain and expand our digital sales channels, response to new store concepts, our ability to integrate acquisitions, any material disruptions or security breaches with respect to our technology systems, failure of our manufacturers and third-party vendors to comply with our social compliance program, changes in our effective income tax rate (including the uncertainties associated with the U.S. Tax Cuts and Jobs Act), changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

###

(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2020	2019	2020	2019

Net sales	$803,266	$962,329	$1,391,749	$1,826,742
Cost of sales (excluding store impairment)	565,228	646,454	1,127,340	1,241,811
Store impairment	—	—	14,528	—
Gross profit	238,038	315,875	249,881	584,931
Selling, general and administrative expenses	168,619	237,814	379,197	466,850
Income (loss) from operations	69,419	78,061	(129,316)	118,081
Other (loss) income, net	(533)	3,498	(371)	6,178
Income (loss) before income taxes	68,886	81,559	(129,687)	124,259
Income tax expense (benefit)	34,486	21,239	(25,645)	31,354
Net income (loss)	$34,400	$60,320	$(104,042)	$92,905

Net income (loss) per common share:
Basic	$0.35	$0.61	$(1.06)	$0.91
Diluted	$0.35	$0.61	$(1.06)	$0.91

Weighted-average common shares outstanding:
Basic	97,778,749	99,095,562	97,843,796	101,722,244
Diluted	98,104,918	99,602,465	97,843,796	102,427,040

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (excluding store impairment)	70.4%	67.2%	81.0%	68.0%
Store impairment	—	—	1.0%	—
Gross profit	29.6%	32.8%	18.0%	32.0%
Selling, general and administrative expenses	21.0%	24.7%	27.3%	25.5%
Income (loss) from operations	8.6%	8.1%	-9.3%	6.5%
Other (loss) income, net	—	0.4%	—	0.3%
Income (loss) before income taxes	8.6%	8.5%	-9.3%	6.8%
Income tax expense (benefit)	4.3%	2.2%	-1.8%	1.7%
Net income (loss)	4.3%	6.3%	-7.5%	5.1%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	July 31,	January 31,	July 31,
	2020	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$662,860	$221,839	$162,018
Marketable securities	501	211,453	171,398
Accounts receivable, net of allowance for doubtful accounts of $4,123, $880 and $939, respectively	60,441	88,288	95,131
Inventory	351,771	409,534	440,087
Prepaid expenses and other current assets	195,393	122,282	131,763
Total current assets	1,270,966	1,053,396	1,000,397

Property and equipment, net	889,126	890,032	867,434
Operating lease right-of-use assets	1,134,678	1,170,531	1,085,543
Marketable securities	9,216	97,096	78,857
Deferred income taxes and other assets	121,292	104,578	105,814
Total Assets	$3,425,278	$3,315,633	$3,138,045

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$207,261	$167,871	$181,955
Current portion of operating lease liabilities	270,326	221,593	209,072
Accrued expenses, accrued compensation and other current liabilities	293,629	249,306	235,106
Total current liabilities	771,216	638,770	626,133
Non-current portion of operating lease liabilities	1,102,250	1,137,495	1,090,623
Long-term debt	120,000	—	—
Deferred rent and other liabilities	81,219	84,013	59,885
Total Liabilities	2,074,685	1,860,278	1,776,641

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 97,779,586, 97,976,815 and 97,965,012 issued and outstanding, respectively	10	10	10
Additional paid-in-capital	9,956	9,477	—
Retained earnings	1,369,830	1,473,872	1,398,681
Accumulated other comprehensive loss	(29,203)	(28,004)	(37,287)
Total Shareholders’ Equity	1,350,593	1,455,355	1,361,404
Total Liabilities and Shareholders’ Equity	$3,425,278	$3,315,633	$3,138,045

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Six Months Ended
	July 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(104,042)	$92,905
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	53,388	55,395
Non-cash lease expense	97,655	94,173
(Benefit) provision for deferred income taxes	(17,074)	1,107
Share-based compensation expense	11,257	11,461
Store impairment	14,528	—
Loss on disposition of property and equipment, net	679	593
Changes in assets and liabilities:
Receivables	27,912	(15,032)
Inventory	58,002	(71,899)
Prepaid expenses and other assets	(62,170)	(23,121)
Payables, accrued expenses and other liabilities	94,196	16,009
Operating lease liabilities	(59,115)	(100,338)
Net cash provided by operating activities	115,216	61,253
Cash flows from investing activities:
Cash paid for property and equipment	(72,103)	(116,465)
Cash paid for marketable securities	(92,949)	(235,094)
Sales and maturities of marketable securities	383,056	320,411
Net cash provided by (used in) investing activities	218,004	(31,148)
Cash flows from financing activities:
Borrowings under long-term debt	220,000	—
Repayments of long-term debt	(100,000)	—
Proceeds from the exercise of stock options	—	974
Share repurchases related to share repurchase program	(7,036)	(217,421)
Share repurchases related to taxes for share-based awards	(3,742)	(5,429)
Net cash provided by (used in) financing activities	109,222	(221,876)
Effect of exchange rate changes on cash and cash equivalents	(1,421)	(4,471)
Increase (decrease) in cash and cash equivalents	441,021	(196,242)
Cash and cash equivalents at beginning of period	221,839	358,260
Cash and cash equivalents at end of period	$662,860	$162,018